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                                                                   EXHIBIT 10.1


                                      LEASE

                                                   Date:   May 15, 1997

                                     MAI238

I. MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts Corporation, successors and assigns, "Lessor", hereby LEASES unto MILLENNIUM PHARMACEUTICALS, "Lessee", the following Premises: Suite #500 and 402, containing approximately 20,652 rentable square feet of space on the fourth and fifth floors, and known as the "Premises", identified as the hatched areas on EXHIBIT A, located in the "Building" identified as number 238 Main Street, Cambridge, Massachusetts, the "Building", which Building contains 77,697 rentable square feet and is located on the parcel of land (the "Land") identified as Assessors Plan #47, Lot #84 as shown on the plan attached hereto as EXHIBIT B; subject to existing easements and party wall agreements and to rights and encumbrances of record, and the Lessor reserves the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures serving other parts thereof, provided that the Lessor shall minimize any interference to Lessee with respect thereto.

II.  TO HAVE AND TO HOLD for the term:

beginning with the Fifteenth day of May, 1997, and ending with the Thirty First day of May, 1999, identified as the "Term", as herein under specified unless sooner terminated as hereinafter provided, and to be used for the following purpose:

                                     Offices

III. YIELDING AND PAYING a rent of Five Hundred Ninety Eight Thousand Eight Hundred Sixty and 00/100 Dollars ($598,860.00) yearly by equal monthly payments of Forty Nine Thousand Nine Hundred Five and 00/100 Dollars ($49,905.00) Dollars per month, known as "Base Rent", on the first day in each calendar month in advance, the first monthly payment to be prorated and paid effective May 15, 1997, all payments to be made to the Lessor or such agent, and at such place, as the Lessor shall from time to time in writing designate, the following being now so designated:


                              Meredith & Grew, Inc.
                               160 Federal Street
                              Boston, MA 02110-1701



It is also understood and agreed as follows:

1. REAL ESTATE TAXES: Lessee shall pay, as additional rent, 26.58 percent of the increase in real estate taxes assessed on the Land and Building by the City of Cambridge during the

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         Lease term and any extension thereof. If in any tax year commencing with the Fiscal Year 1998 (July 1, 1997 - June 30, 1998), the real estate taxes on the Land and Building of which the leased Premises are a part are in excess of the amount of the real estate taxes thereon for the Fiscal Year 1997 (July 1, 1996 - June 30, 1997), Lessee shall pay to Lessor as additional rent 26.58 percent of such excess that may occur in each year. Such payment shall be made by paying Lessor on each day that payments of basic rent are due hereunder, an amount equal to one-twelfth (1/12th) of the amount which Lessor reasonably estimates to be the total amount of Lessee's obligation under this section for that year, said estimate to be predicted on the previous year's taxes. Payments made by Lessee under this section shall not bear interest and may be commingled by Lessor with any other funds of Lessor. Taxes due hereunder for the years in which each of the term commencement date and the Lease termination date occurs shall be prorated. If the total amount paid hereunder with respect to any year exceeds the amount due under this section for such year, such excess shall be credited by Lessor against the monthly installments on account of taxes next falling due, if any, or if no further payments on account of taxes will become due during the remainder of the term of this Lease, Lessor shall promptly refund the amount of such excess to Lessee upon the expiration or termination of this Lease (unless such termination is a result of a default by Lessee, in which case such amount shall be set off against amounts due to Lessor from Lessee). If the aggregate amount of installments paid by Lessee on account of taxes with respect to any year is less than Lessee's prorata share thereof for such year, Lessor shall give written notice thereof to Lessee, and Lessee shall pay to Lessor the amount of such deficiency, as additional rent, within ten
         (10) days of receipt of notice. Upon request by Lessee, Lessor shall promptly furnish to Lessee a copy of Real Estate Tax Bill of Building, but Lessee's obligation to make payments on account of taxes shall not be conditioned upon receipt by Lessee of this bill.

2. OPERATING EXPENSES: Lessee shall pay, as additional rent, 26.58 percent of the increase in operating expenses for the Land and Building of which the leased Premises are a part, above the base operating expenses for the Fiscal Year 1996. At the end of the first fiscal year* and at the end of each succeeding fiscal year during the Term, Lessor shall render to Lessee a statement of operating expenses for the preceding year.


* Currently July 1 - June 30. Lessor reserves the right to change the fiscal year dates at any time in during the Lease Term.
         Within thirty (30) days after the date of delivery of such statement, Lessee shall pay to Lessor, as additional rent, any amount due. In addition, Lessor shall deliver to Lessee a budget for the then current fiscal year based on the statement of expenses for the prior year and projected increases or decreases reasonably estimated by Lessor. Commencing with the first day of the first month following the delivery to the Lessee of such budget, the Lessee shall pay to the Lessor on account toward Lessee's share of increases in operating expenses anticipated for the then current year, 1/12 of the total annualized


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         amount by which the operating expenses exceed the base year expenses.
         At the end of the fiscal year, Lessor shall provide to Lessee a reconciliation of actual operating costs compared to budgeted costs and adjust Lessee's account accordingly.

         In the event that the average occupancy rate of the building shall be less than ninety-five percent (95%) for any fiscal year, for purposes of calculating operating expense increases, the operating expenses for such fiscal year shall be increased by the additional costs and expenses that Lessor reasonably estimates would have been incurred if the average occupancy rate had been ninety-five percent (95%) for such fiscal year. It is not the intent of this provision, commonly referred to as a "gross up" clause, to permit Lessor to charge Lessee for any operating expenses attributable to unoccupied space, or to seek reimbursement form Lessee for costs never incurred. Rather, the intent of this provision is to allow the Lessor to recover only those increases in operating expenses properly attributable to the occupied space in the building, and this provision is thus designed to calculate the actual cost of providing a variable operating expense service to the leased area of the Building receiving such service. The "gross up" treatment shall be applied only with respect to variable operating expenses arising from services provided to space in the Building occupied by Lessees (which services are not provided to space or may be provided only to some Lessees) in order to equitably allocate such variable operating expenses tot he Lessees receiving benefits thereof.

         Operating expenses shall include without limitation all utility, mechanical system, general operating, payroll, and administrative expenses including but not limited to:

         a) All salaries, wages, fringe benefits, payroll taxes, and workman's compensation insurance premiums related thereto of and for employees engaged in the operation of the Building.

         b) Cleaning; including window cleaning and the cost of cleaning supplies.

         c) Utilities; including all charges for electricity, water and sewer, and gas which are not separately chargeable to Building tenants.

         d) Mechanical; including maintenance and repair for the heating and cooling, electrical systems.

         e) General; including trash removal, roof repairs, security, and snow removal.

         f)    Administrative; including management fee.

3. LEASE TERMINATION: Lessee may terminate this Lease anytime after the first anniversary of this Lease commencement, by providing written notice to Lessor six months in advance of the Lease termination date.

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4.       LEASE OPTION: Lessee has the option to extend this Lease for an additional two years at the then fair market value for office rents in the Kendall Square market, provided Lessee requests the extended term in writing, not less than six months prior to the end of the initial Lease Term.

5. PARKING: Lessor agrees to provide nineteen parking spaces during the Lease Term and any extension thereof. The monthly rate for such parking will be $120.00 per space and is subject to change throughout the Term of the Lease. The monthly "rent" is to be equal to the parking rents effective for Building tenants at 238 Main Street.

6. CONDITION OF PREMISES: Lessee accepts the Premises in "as is" condition, except Lessor agrees to paint the Premises by May 15, 1997 at no charge to Lessee.

7. LATE PAYMENT OF RENT: Lessee agrees that in the event that any payment of annual fixed rent or additional rent shall remain unpaid at the close of business on the tenth business day of each month there shall become due to the Lessor from the Lessee, as additional rent and as compensation for the Lessor's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue. The Lessor shall notify, in writing, when said late fee is debited to Lessee's account.

8. ASSIGNMENT/SUBLET: Except with respect to an assignment or sublease to a successor to Lessee by merger or acquisition or with respect to assignment or sublease to a majority owned subsidiary of Lessee ; Lessee shall not assign this Lease or sublet the Premises thereof, or permit the occupancy of any portion of the Premises without obtaining, on each occasion, the prior written consent of the Lessor, which consent shall not be unreasonably withheld. At the time Lessee provides written notice to Lessor of its proposal to assign this Lease or sublet the Premises thereof, Lessee shall provide Lessor with a copy of the proposed assignment or sublease document, and such information as Lessor may reasonably request concerning the proposed sublessee or assignee to assist Lessor in making an informed judgment regarding the financial condition, reputation, operation and general desirability of the proposed sublessee or assignee. Lessor shall not unreasonably withhold its consent to an assignment by another entity acquiring Lessee. Lessor shall then have a period of fifteen (15) days following receipt of such notice within which to notify Lessee in writing of Lessor's election to:

               1. terminate this Lease as of the date specified by Lessee if the space so affected comprises more than fifty percent (50%) of the leased Premises, in which event Lessee shall be relieved of all further obligations hereunder as to the leased Premises or said portion thereof, after paying all Rent due as of the Termination Date, or

               2. permit Lessee to assign or sublet the leased Premises or said portion thereof, or

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               3.   refuse to consent to Lessee's assignment or subleasing of
                    the leased Premises or said portion thereof and to continue this Lease in full force and effect as to the entire leased Premises.

         If Lessee does assign, sublet, or permit occupancy hereunder, and if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment, sublease, or occupancy arrangement, exceeds the rents and other charges said hereunder the Lessee shall pay to the Lessor the amount of 50% of such excess, as additional rent, less any out of pocket expenses that Lessee reasonably incurs.

9.       INSURANCE:

  9.1 PUBLIC LIABILITY INSURANCE: Lessee shall take out and maintain in force throughout the term comprehensive public liability insurance naming Lessor, Lessee, the holder of any mortgage, and persons claiming under them, if any, as insureds against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises, the Building, the Land and ways adjoining the Building, in an amount which at the beginning of the term shall not be less than $1,000,000 for injury or death of one person, $3,000,000 for injury or death of more than one person in a single accident and $1,000,000 for property damage or such higher amounts as Lessor shall determine are reasonably required by reason of Lessee's use of the Premises and which thereafter, if Lessor requires, shall be in such higher amounts as are then consistent with sound commercial practice in Cambridge, Massachusetts. Lessee's insurer shall be authorized to do business in Massachusetts and have a general policy holder's rating of not less than A and financial ratings of not less than Class VIII as rated in the most current "Best's Insurance Report".

 9.2 CASUALTY INSURANCE: Lessee shall take out and maintain throughout the term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring Lessee's improvements to the Premises and Lessee's fixtures, furnishing and equipment to their full insurable value, except that any such insurance may be written with an 80% co-insurance clause.

 9.3 CERTIFICATES OF INSURANCE: Such insurance shall be placed with insurers reasonably satisfactory to Lessor and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be cancelled without at least ten (10) days prior written notice to each insured named therein. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease. Lessee shall also deliver such certificates to the holder of any mortgage affecting the Land and Building, said certificates setting forth in full the provisions thereof together with evidence satisfactory to Lessor of the payment of all premiums for such policies.

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 9.4     LESSOR'S INSURANCE: Lessor shall take out and maintain in force throughout the Lease Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (excluding "Lessee's Property", "Lessee's Work" and "Alterations") (as hereinafter defined), as to which Lessee is required to maintain insurance pursuant to Section 9.2 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this
         Section 9.4, Lessor shall have the right, at any time during the Lease Term, to self-insure all or any portion of the coverages required by this Section.

 9.5 WAIVER OF SUBROGATION: To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then the party benefitting from such waiver shall pay such extra charge. Notwithstanding the foregoing, with respect to such portion of the Lease Term during which Lessor elects to self-insure under Section 9.4 above, then for purposes of this Section 9.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 9.4 above) with a waiver of subrogation clause contained therein.

10. REAL ESTATE BROKER: Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any other person by reason of any act of Lessor or its representatives.

11. RIGHTS OF GROUND LESSORS AND MORTGAGEES: No act or failure to act on the part of the Lessor which would entitle Lessee under the terms of this Lease or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of record whose address has been provided by Lessor, of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deeded to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. No ground lessor shall be liable for the failure to perform any of the

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         obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

12. LEASE SUBORDINATE: This Lease is and shall be subject and subordinate to any ground lease or mortgage now or hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that the holder of such ground lessor's interest or mortgagee's interest enters into a non-disturbance and attornment agreement with Lessee which provides that in the event that such ground lessor or mortgagee succeeds to Lessor's interest hereunder, then, provided that Lessee is not in default hereunder beyond the cure period provided in this Lease, such party shall recognize and be bound by the terms of this Lease. In the event that any ground lessor or the holder of any mortgage succeeds to Lessor's interest in the Premises or any portion thereof, Lessee hereby agrees to attorn to such ground lessor or mortgagee. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate in recordable form that Lessor or any ground lessor or any mortgagee may reasonably request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

         Lessor hereby represents to Lessee that as of the date of this Lease, there are no mortgages or ground leases encumbering the Premises or any portion thereof.

13. NOTICE OF LEASE; ESTOPPEL CERTIFICATES: Lessor and Lessee agree that this Lease shall not be recorded. However, upon the request of either party, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form.

         From time to time during the Lease Term, and without charge, either party shall, within fifteen (15) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any known default or Event of Default;
         (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date, the Rent Commencement Date and the expiration date of the Lease Term; (f) the amount of Rent due and payable and the date to which the Rent has been paid; and (g) such other matters as may be reasonably requested.

14. QUIET ENJOYMENT: Provided Lessee has performed all its obligations under this Lease, including but not unlimited to the payment of Rent and all other sums due hereunder, Lessee shall peaceably and quietly hold and enjoy the leased Premises for the term, without hinderance by Lessor or anyone claiming by, through or under Lessor, subject to

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         the provisions and conditions set forth in this Lease.

15. HOLDING OVER: If Lessee occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a tenant-at sufferance only, subject to all of the terms and provisions of this Lease one and one half (1 1/2) times the Basic Rent in effect on the day of such expiration or termination for the first one and one half (1 1/2) months of such holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease.

16. FORCE MAJEURE: Neither Lessor nor Lessee shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lockout, act of god, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

17. ENTIRE AGREEMENT: No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

18. EXHIBITS: Attached to and forming a part of this Lease are Exhibits "A", "B", "C", "D".


IV. THE LESSEE acknowledges that said Premises are in good and satisfactory order, repair and condition and that all glass is whole, and covenants during said term and such further time as the Lessee holds any part of said Premises:

         (a) to pay when due said rent and all charges for water, gas, and electricity, if applicable and to comply with any rules, reservations or conditions reasonably set forth by Lessor;

         (b) damage by fire or unavoidable casualty excepted, to keep said Premises in as good order, repair and condition as the same are in at the commencement of said term, or may be put in thereafter and at the termination of this Lease peaceably to yield up said Premises and all additions thereto in such order, repair and condition, first removing all goods and effects except those of the Lessor and leaving the Premises clean and tenantable;

         (c) damage by fire or casualty excepted, to keep all glass whole and in good condition with glass of the same quality as that injured or broken;

         (d) not to injure, overload or deface said Premises or Building nor to permit on said

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                Premises any auction sale or any inflammable fluids or chemicals or any nuisance or the emission therefrom of any objectionable noise or odor nor to permit the use thereof for any purpose other than the purpose herein specified, nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alterations or additions to the Building;

         (e) not to obstruct in any manner any portion of the Building not hereby leased or the sidewalks or approaches to said Building or any inside windows or doors, and to conform to all reasonable rules now or hereafter made by the Lessor for the care and use of the Building, its facilities and approaches;

         (f) to keep the Premises equipped with all safety appliances and to procure all licenses and permits required by law or ordinance or any order or regulation of any public authority because of the particular use made of said Premises by the Lessee, and, if requested by the Lessor, to make all repairs, alterations, replacements or additions so required in and to the inside of said Premises;

         (g) Lessee shall be permitted to make alterations within the leased Premises in amounts not to exceed $5,000. Lessee shall not make any alterations or additions or perform any construction work including demolition, electrical, plumbing, carpentry, HVAC or painting or to permit the making of any holes in any part of said Building or the painting or placing of any signs, awnings, aerials, or flagpoles or the like, visible from outside of said Premises that exceed $5,000.00 without the express written consent of the Lessor, such consent not to be unreasonably withheld.

         (h) to save the Lessor harmless and indemnified from any injury, loss, claim or damage to any person or property while on said Premises, if not due to negligence or misconduct of the Lessor, and to any person or property anywhere occasioned by any negligent omission, neglect or default of the Lessee or of employees of the Lessee;

         (i) to permit the Lessor and the Lessor's agents to examine the Premises at reasonable times, and if the Lessor shall so elect, to make any repairs or additions the Lessor may deem necessary, and at the Lessee's expense to remove any alterations, additions, signs, awnings, aerials or flagpoles, or the like, not consented to in writing, and to show the Premises to prospective purchasers and tenants, during the nine months preceding the expiration of said term or any extension;

         (j) in case the Lessee takes possession of said Premises prior to the commencement of said term, to perform and observe all of the Lessee's covenants from and after the date upon which the Lessee takes possession except that no rent shall accrue

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                prior to the beginning of said term;

         (k) not to permit any employee or visitor of the Lessee to violate any covenant or obligation of the Lessee hereunder;

         (l) the Lessor shall not be held liable to anyone for cessation of any service rendered customarily to said Premises or Building or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said Building, or to any cause beyond the Lessor's control.

         (m) that Lessee will not dump, flush, or in any way introduce any hazardous materials or oil or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises (the foregoing shall not prevent the introduction of such substances into a waste disposal system specifically designed to receive such substances so long as said system is constructed and maintained in accordance with all applicable governmental regulations); and in the event of any such unpermitted introduction, will clean up promptly any damage occasioned by such. The Lessee further agrees it will not generate, store or use (except in accordance with all applicable governmental regulations) or dispose of hazardous materials or oil or toxic substances in or on the Premises, or dispose of hazardous materials or oil or toxic substances from the Premises to any other location, except a properly approved disposal facility and then only in compliance with any and all federal, state and local laws and ordinances regulating such activity. "Hazardous materials", "oil" and "toxic substances", as used in this Section, shall have the same meanings as defined and used in the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. ch. 21E, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. S9061 et seq.; in the Hazardous Materials Transportation Act, 49 U.S.C. S180; in the Toxic Substances Act, 15 U.S.C. 8601 et seq.; and in the regulations adopted and publications promulgated pursuant to said Acts.

V. PROVIDED ALWAYS that in case said Premises or Building or any substantial part thereof shall be taken by any exercise of the right of eminent domain or shall receive any direct or consequential or substantial damages for which the Lessor or the Lessee or either of them shall be entitled to compensation by reason of anything lawfully done in pursuance of any public or other authority during this Lease or any extensions thereof, then this Lease shall terminate at the election of the Lessor which election may be made notwithstanding the Lessor's entire interest may have been divested; and if the Lessor shall not so elect, then in case of such taking or damage rendering the Premises or any part thereof unfit for use and occupation, a just proportion of said rent according to the nature and extent of the injury shall be abated until the Premises or in case of such taking what remains thereof shall be put in proper condition for use and

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occupation. If such taking or damage substantially reduces the floor space of the demised Premises the Lessee shall have the right, effective when its possession is disturbed, to terminate the within Lease by notice in writing to the Lessor delivered within 30 days of the first day on which the Lessee's possession is so disturbed. The Lessor reserves and excepts all rights to damage to said Premises and Building and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority and by way of confirmation, the Lessee grants to the Lessor all the Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as the Lessor may from time to time request. The Lessee shall have the right to pursue claims for relocation expenses and personal property. The Lessee shall have the right to pursue claims for relocation expenses and personal property from the public authority stated above or Lessee's insurer. If the demised Premises shall be substantially damaged by fire or unavoidable casualty then either party may terminate this Lease as of the date of the occurrence of such damage by written notice thereof to the other party given within 10 days of the occurrence of such damage. In the event of any destruction of or damage to the demised Premises by reason of fire or unavoidable casualty rendering the same or any part thereof unfit for occupation and provided said Lease has not been terminated as hereinbefore provided, a just proportion of the rent hereinbefore reserved shall be suspended or abated, according to the nature and extent of the injuries sustained by the demised Premises, until the demised Premises shall be put in proper condition for use and occupation which the Lessor covenants to commence without delay and to prosecute with all reasonable despatch.

VI. PROVIDED ALSO, and this Lease is upon this condition, that if the Lessee shall neglect or fail to perform or observe any of the Lessee's covenants for a period of 30 days (except in the case of payment of money for a period of 10 days) after written notice thereof, or if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of the Lessee's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of the Lessee's property by a court of competent jurisdiction, or if the Lessee commits any act of bankruptcy, or if a petition is filed by the Lessee under any bankruptcy law, or if a petition is filed against the Lessee under any bankruptcy law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed, then, and in any of said cases, the Lessor lawfully may immediately or at any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate and expel the Lessee and those claiming through or under the Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding

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



breach of covenant, and upon such entry this Lease shall terminate, and the Lessee covenants that in case of such termination or in case of termination under the provisions of statute by reason of the default of the Lessee, the Lessee will forthwith pay to the Lessor as damages a sum equal to the amount by which the rent and other payments called for hereunder for the remainder of the original term and of any extension thereof exceed the fair rental value of said Premises for the remainder of the original term and of any extension thereof and in addition thereto will furthermore indemnify the Lessor during the remainder of the original term and of any extension thereof against all loss and damage suffered by reason of such termination however caused, first deducting any damages paid as above provided, the loss and damage, if any, for each rent payment period during the remainder of the original term and of any extension thereof to be paid at the end of each such rent payment period.

VII. No consent or waiver, express or implied, by the Lessor, to or of any breach of any covenant, condition or duty of the Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. Any notice from the Lessor to the Lessee or from the Lessee to the Lessor shall be deemed duly served if mailed by registered mail addressed if to the Lessee at MILLENNIUM PHARMACEUTICALS, INC., 640 MEMORIAL DRIVE, CAMBRIDGE, MA 02139; ATTN: MR. MARK LEVIN and to the Lessor at MASSACHUSETTS INSTITUTE OF TECHNOLOGY, OFFICE OF THE TREASURER, 238 MAIN STREET, SUITE 200, CAMBRIDGE, MA 02142; ATTN: MR. PHILIP A. TRUSSELL, WITH A COPY TO MEREDITH & GREW, INC., AGENT FOR MIT, 160 FEDERAL STREET, BOSTON, MA 02110; ATTN: KRISTIN
E. BLOUNT. The customary registered mail receipt shall be conclusive evidence of such service. The covenants and agreements of the Lessor and Lessee shall run with the Land and be binding upon and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns, but no covenant or agreement of the Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any fiduciary, any shareholder or any beneficiary under any trust. If the Lessee is several persons or a partnership, the Lessee's obligations are joint or partnership and also several. Unless repugnant to the context, "Lessor" and "Lessee" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.









Witness the execution hereof in duplicate under seal the day and year first above written.


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


                                   MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                                   LESSOR


                                       /s/ Philip A. Trussell
DATE:______________________        BY:__________________________________
                                      Philip A. Trussell
                                      Director of Real Estate









                                   MILLENNIUM PHARMACEUTICALS, INC.
                                   LESSEE



                                      /s/ Mark A. Levin
DATE:______________________        BY:__________________________________
                                      Mark A. Levin
                                      President & Chief Executive Officer










                                    EXHIBIT C
                                    ---------

The Lessor shall provide the following services to the leased Premises:

1. Heating and air conditioning equipment for the Premises, as demised, for normal office hours of 9:00 a.m. to 5:00 p.m., Monday through Friday, except on National or State Holidays. Excluded from such services are air conditioning requirements for computers

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


       or other special office machinery. After hours HVAC services will be made available to the Lessee for an additional charge as specified in Exhibit
       D. Such charges shall be paid to the Lessor as additional rent as provided herein.

2. Maintenance and repair of all Building heating equipment, electrical equipment, plumbing systems in public areas only; all Building air conditioning equipment; all window frames and glass, unless the damage to any of the above is caused by the willful neglect or misuse by the Lessee.

3. Nightly (Monday - Friday) cleaning of the Premises and public corridors, stairwells, lobbies, bathrooms, and cleaning of the windows, both inside and out, two (2) times per year.

4. Extermination of all public and tenanted areas of the Building, as the management of the Building deems necessary.

5. Structural maintenance of the leased Premises including repairs to the roof, exterior walls of the Building, and structural damage to the floors.

6. The removal of any normal amount of office trash, Monday through Friday, in a "normal workday". Normal workday trash shall not include trash generated when a tenant moves in or out of the Building, when equipment is thrown away, when files are purged, or when construction is going on within the leased Premises.

7. Lettering for one name in the Building directory located in the main lobby.

8. One sign, similar to the Lessor's standard signage, which lists the Lessee's company name and suite number and which shall be located adjacent to the Lessee's main entrance to the Premises.

9. Snow removal and other services as deemed necessary by the Lessor for the normal operating of the Building.


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



                                    EXHIBIT D


The Lessee shall provide and pay for the following services at the Building:


1. All maintenance of and repairs to the leased Premises necessary to keep the Premises in good condition or in as good a condition as the Premises were at the beginning of the Lease term. Such repairs and maintenance which shall be the Lessee's responsibility, and which shall be subject to the Lessor's approval, shall include but not be limited to the following:

       a. The maintenance and repair of all electrical wiring, the outlets, switches and light fixtures within the leased Premises;

       b.    The maintenance and repair of all hardware within the leased
             Premises;

       c. The maintenance and repair of all walls, doors, ceilings, and floors;

       d. The replacement of fluorescent light tubes and ballasts. This service is available through Building Management on a time and material basis.

       e. Lessee shall be obligated to pay a $15.00 per hour, per zone fee for HVAC needs exceeding normal operating hours as defined herein (Exhibit C).






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